                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 27, 1997

                           HIGHWOODS PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

                                   MARYLAND
                           (State of Incorporation)

                 1-13100                                 56-1871668
        (Commission File Number)             (IRS Employer Identification No.)

     3100 SMOKETREE COURT, SUITE 600                       27604
         RALEIGH, NORTH CAROLINA                         (Zip Code)
(Address of principal executive offices)

                                (919) 872-4924
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

     Highwoods Properties, Inc. (the "Company") has entered into agreements (the "ACP Transaction Agreements") with Associated Capital Properties, Inc. and certain affiliates ("ACP") and other property owners pursuant to which the Company will combine its property operations with ACP and acquire a portfolio of 84 office properties encompassing 6.5 million rentable square feet ("the ACP Properties") and approximately 50 acres of land for development in six markets in Florida (the "ACP Transaction"). The ACP Properties were 90% leased as of June 30, 1997. The ACP Properties include 82 office properties (78 of which are suburban) in Florida's four major markets, Orlando, Tampa, Jacksonville and South Florida, one 245,000-square foot suburban office property in Tallahassee and one 51,831-square foot office property in Ft. Myers. The ACP Properties include seven properties that ACP has under contract to purchase.

     Under the terms of the ACP Transaction Agreements, the Company will acquire all of the outstanding capital stock of ACP and all of the ownership interests in the entities that own the ACP Properties for an aggregate purchase price of $617 million, subject to certain adjustments. The cost of the ACP Transaction is expected to consist of the issuance of 3,036,702 Common Units (valued at $32.50 per Common Unit), the assumption of $481 million of mortgage debt ($391 million of which is expected to be paid off by the Company on the date of closing), the issuance of 90,342 shares of Common Stock (valued at $32.50 per share), a capital expenditure reserve of $11 million and a cash payment of $24 million. All Common Units and Common Stock to be issued in the transaction are subject to restrictions on transfer or redemption. Lock-up restrictions with respect to the Common Units issued to ACP and its affiliates will expire over a three-year period in equal annual installments commencing one year from the date of issuance. The restrictions on the transfer of the Common Stock to be issued to ACP and its affiliates are to expire in 25% increments (six months, one year, two years and three years from the date of closing). All lockup restrictions on the transfer of such Common Units or Common Stock issued to ACP and its affiliates will expire in the event of a change of control of the Company or a material adverse change in the financial condition of the Company. Such restrictions will also expire if James R. Heistand, president of ACP, is not appointed or elected as a director of the Company within one year from the date of closing. Also in connection with the ACP Transaction, the Company will issue to certain affiliates of ACP warrants to purchase 1,479,290 shares of the Common Stock at $32.50 per share.

     Under the terms of the the ACP Transaction Agreements, the right of the Company or ACP to terminate the ACP Transaction is generally limited to the following: (i) the failure to close on or before October 15, 1997, provided that the terminating party has acted in good faith; (ii) the existence of any material adverse change in the business or financial condition or the financial or business prospects of the Company since March 31, 1997; and (iii) the existence of any material structural or environmental defects or title or other deficiencies existing at any or all of the ACP Properties. In certain circumstances, if the ACP Transaction is terminated, the terminating party may be required to pay a break-up fee of $15 million.

     Upon completion of the ACP Transaction, Mr. Heistand will become a regional vice president of the Company responsible for its Florida operations and will become an advisory member of the Company's investment committee. Mr. Heistand is expected to join the Company's Board of Directors and become a voting member of the Company's investment committee within the next year. Mr. Heistand has over 19 years of commercial real estate experience in Florida. Over 100 employees of ACP are expected to join the Company, including the two other members of ACP's senior management team, Allen C. de Olazarra and Dale Johannes.

DISCLOSURE REGARDING FOWARD-LOOKING STATEMENTS

     Certain matters discussed herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Those statements are identified as words such as "expect," "should" and words of similar import. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from the Company's current expectations include general economic conditions, local real estate conditions and other risks detailed in the Company's Annual Report on Form 10-K for the year ending December 31, 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial Statements of Businesses Acquired

          Associated Capital Properties Portfolio

            Report of Independent Auditors

            Combined Statements of Revenue and Certain Operating Expenses

            Notes to Combined Statements of Revenues and Certain Operating Expenses

          1997 Pending Acquisitions

            Report of Independent Auditors

            Combined Statements of Revenue and Certain Operating Expenses

            Notes to Combined Statements of Revenues and Certain Operating Expenses

     (b) Pro Forma Financial Information

         Unaudited Pro Forma Condensed Combining Financial Statements

         Pro Forma Condensed Combining Balance Sheet (unaudited) as of June 30, 1997

         Pro Forma Condensed Statement of Operations (unaudited) for the six months ended June 30, 1997

         Pro Forma Condensed Statements of Operations (unaudited) for the year ended December 31, 1996

         Notes to Pro Forma Condensed Combining Financial Statements

      (c) The following exhibits are filed as part of this report:

           2.1 Master Agreement of Merger and Acquisition by and among Highwoods Properties, Inc., Highwoods/Forsyth Limited Partnership, Associated Capital Properties, Inc. and its shareholders dated August 27, 1997

               23.1 Consent of Coopers & Lybrand LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HIGHWOODS PROPERTIES, INC.

                                         /S/           CARMAN J. LIUZZO
                                           ___________________________

                                         Carman J. Liuzzo
                                         Vice President and Chief Financial
                                         Officer

Date: September 18, 1997

                       INDEX TO THE FINANCIAL STATEMENTS

HIGHWOODS PROPERTIES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION
Pro Forma Condensed Combining Balance Sheet (unaudited) as of June 30, 1997............................................    F-2
Notes to Pro Forma Condensed Combining Balance Sheet...................................................................    F-3
Pro Forma Condensed Combining Statement of Operations (unaudited) for the six months ended June 30, 1997...............    F-4
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    F-5
Pro Forma Condensed Combining Statement of Operations (unaudited) for the year ended December 31, 1996.................    F-6
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    F-7
ASSOCIATED CAPITAL PROPERTIES PORTFOLIO
Report of Independent Accountants......................................................................................    F-9
Combined Statements of Revenue and Certain Operating Expenses for the year ended December 31, 1996 and for the
  (unaudited) six months ended June 30, 1997...........................................................................   F-10
Notes to Combined Statements of Revenues and Certain Operating Expenses................................................   F-11
1997 PENDING ACQUISITIONS
Report of Independent Accountants......................................................................................   F-13
Combined Statements of Revenue and Certain Operating Expenses for the year ended December 31, 1996 and for the
  (unaudited) six months ended June 30, 1997...........................................................................   F-14
Notes to Combined Statements of Revenues and Certain Operating Expenses................................................   F-15

                           HIGHWOODS PROPERTIES, INC.

            PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                            AUGUST 1997
                                                                             OFFERING
                                                          HISTORICAL (A)        (B)        ACP, INC. (C)    OFFERING (D)
ASSETS
  Real estate assets, net..............................     $1,664,751        $    --        $ 617,000        $      --
  Cash and cash equivalents............................         18,625         57,000          (23,700)              --
  Accounts and notes receivables.......................         14,078             --               --               --
  Accrued straight line rent receivable................          8,682             --               --               --
  Other assets.........................................         31,402             --               --               --
                                                            $1,737,538        $57,000        $ 593,300        $      --
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable..........................     $  647,473        $    --        $ 481,171        $(232,444)
  Accounts payable, accrued expenses and other.........         28,211             --           10,500               --
  Total liabilities....................................        675,684             --          491,671         (232,444)
  Minority interest....................................        171,759             --           98,693               --
  Preferred stock......................................        125,000                                               --
  Stockholders' equity:
     Common stock......................................            364             18                9               70
     Additional paid in capital........................        783,437         56,982            2,927          232,374
     Distributions in excess of net earnings...........        (18,706)                             --               --
  Total Stockholders' equity...........................        890,095         57,000            2,936          232,444
                                                            $1,737,538        $57,000        $ 593,300        $      --

                                                         PRO FORMA
ASSETS
  Real estate assets, net..............................  $2,281,751
  Cash and cash equivalents............................      51,925
  Accounts and notes receivables.......................      14,078
  Accrued straight line rent receivable................       8,682
  Other assets.........................................      31,402
                                                         $2,387,838
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable..........................     896,200
  Accounts payable, accrued expenses and other.........      38,711
  Total liabilities....................................     934,911
  Minority interest....................................     270,452
  Preferred stock......................................     125,000
  Stockholders' equity:
     Common stock......................................         461
     Additional paid in capital........................   1,075,720
     Distributions in excess of net earnings...........     (18,706)
  Total Stockholders' equity...........................   1,182,475
                                                         $2,387,838

                           HIGHWOODS PROPERTIES, INC.

        NOTES TO PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1997

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining balance sheet is presented as if the following transactions had been consummated on June 30, 1997: (a) the completion of the proposed purchase of the stock of and merger with Associated Capital Properties, Inc. (together with its affiliates, "ACP") and the acquisition of an affiliated property portfolio (collectively, the "ACP Portfolio") (the "Merger"), (b) the issuance of 7 million shares of Common Stock at an assumed price of $35 per share (the "Offering") and (c) the completion of the acquisition of the seven properties that ACP has under contract to purchase (the "1997 Pending Acquisitions").

     The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further refinement, including appraisals and other analyses. Management does not expect that the final allocation of the purchase prices for the above acquisitions will differ materially from the preliminary allocations.

     This unaudited pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company for the six months ended June 30, 1997 and for the year ended December 31, 1996, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining balance sheet is unaudited and not necessarily indicative of what the actual financial position would have been had the aforementioned transactions actually occurred on June 30, 1997, nor does it purport to represent the future financial position of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

      (a.) Represents the Company's historical balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

      (b.) Reflects the net proceeds of the Company's August 1997 Offering of
           1.8 million shares of Common Stock.

      (c.) Reflects the allocation of the $ 617 million purchase price to the fair value of the net assets acquired in the Merger. The purchase price will consist of the issuance of 3,036,702 Common Units (valued at $32.50 per Common Unit), the assumption of $481 million of mortgage debt, the issuance of 90,342 shares of Common Stock (valued at $32.50 per share), a cash payment of $24 million and $11 million capital expenditure reserve.

      (d.) Reflects the issuance of 7 million shares of Common Stock in the Offering at an assumed offering price of $35 per share and the use of the net proceeds to pay off debt to be assumed in the Merger. In determining net proceeds from the Offering, underwriting discounts and other offering costs have been assumed to equal $12.6 million.

                           HIGHWOODS PROPERTIES, INC.

       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              CENTURY CENTER                                             1997
                                               AND ANDERSON          OTHER             ACP             PENDING         PRO FORMA
                           HISTORICAL (A)    TRANSACTIONS (B)    OFFERINGS (C)    PORTFOLIO (D)    ACQUISITIONS (E)   ADJUSTMENTS
REVENUE:
Rental property.........      $115,478           $  1,047           $    --          $34,691            $7,305         $   1,721(f)
Other Income............         4,081                 --                --              998                71                --
                               119,559              1,047                --           35,689             7,376             1,721
OPERATING EXPENSES:
Rental property.........        31,588                317                --           16,449             3,216
Depreciation and
  amortization..........        19,900                715                --               --                --             6,013(g)
INTEREST EXPENSE:
  Contractual...........        22,516              1,358            (3,711)              --                --             8,883(h)
  Amortization of
     deferred financing
     costs..............         1,122                 --                --               --                --                --
                                23,638              1,358            (3,711)              --                --             8,883
General and
  administrative........         4,284                 --                --               --                --                --
Income before minority
  interest..............        40,149             (1,343)            3,711           19,240             4,160           (13,175)
Minority interest.......        (6,424)                --                --               --                --            (3,228)(i)
Income before
  extraordinary item and
  dividends on preferred
  shares................        33,725             (1,343)            3,711           19,240             4,160           (16,403)
Dividends on 8 5/8%
  Series A Redeemable
  Preferred Shares......        (4,102)                --            (1,289)              --                --                --
Net income available for
  common shareholders
  before extraordinary
  item..................      $ 29,623           $ (1,343)          $ 2,422          $19,240            $4,160         $ (16,403)
Net income per common
  share.................      $   0.84
Weighted average
  shares................        35,375

                          PRO FORMA
REVENUE:
Rental property.........  $160,242
Other Income............     5,150
                           165,392
OPERATING EXPENSES:
Rental property.........    51,570
Depreciation and
  amortization..........    26,628
INTEREST EXPENSE:
  Contractual...........    29,046
  Amortization of
     deferred financing
     costs..............     1,122
                            30,168
General and
  administrative........     4,284
Income before minority
  interest..............    52,742
Minority interest.......    (9,652 )
Income before
  extraordinary item and
  dividends on preferred
  shares................    43,090
Dividends on 8 5/8%
  Series A Redeemable
  Preferred Shares......    (5,391 )
Net income available for
  common shareholders
  before extraordinary
  item..................  $ 37,699
Net income per common
  share.................  $   0.84
Weighted average
  shares................    45,037

                           HIGHWOODS PROPERTIES, INC.

             NOTES TO PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1996: (a) the completion of the merger with Anderson Properties, Inc. ("Anderson Properties") and the purchase of a portfolio of properties from affiliates of Anderson Properties (the "Anderson Transaction") and the purchase of Century Center Office Park and an affiliated property portfolio (the "Century Center Transaction"), (b) the completion of the offering of $125,000,000 of 8 5/8% Series A Cumulative Redeemable Preferred Shares and of $100,000,000 of Exercisable Put Option Securities (collectively the "Other Offerings"), (c) the completion of the Merger and (d) the completion of the 1997 Pending Acquisitions.

     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed balance sheet of the Company as of June 30, 1997, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

      (a.) Represents the Company's historical statement of operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1997.

      (b.) Reflects the historical statement of operations of Century Center
           Office Park and an affiliated portfolio ("Century Center") and Anderson Properties for the period from January 1, 1997 through the respective dates of their acquisition, adjusted on a pro forma basis for interest expense and depreciation expense.

      (c.) Reflects the estimated interest expense savings on the Company's $280 million unsecured revolving line of credit (the "Revolving Loan") and other loans repaid with the proceeds of the Other Offerings and the dividends incurred on the Preferred Stock from January 1, 1997 through the date of the Other Offerings.

      (d.) Represents the historical statement of operations of ACP and the ACP
           Portfolio for the six months ended June 30, 1997 and the historical operations of properties acquired by ACP during 1997 from January 1, 1997 to the respective dates of their acquisition.

      (e.) Reflects the historical statements of operations of the 1997 Pending
           Acquisitions for the six months ended June 30, 1997.

      (f.) Reflects incremental rental revenue for significant leases signed during 1997 related to buildings acquired that were owner-occupied prior to June 30, 1997.

      (g.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process. Building depreciation is computed on a straight-line basis using an estimated life of 40 years.

      (h.) Represents the net adjustment to interest expense to reflect interest costs on $391 million in borrowings under the Revolving Loan at an assumed rate of 6.5% (the capped interest rate based on a 30-day LIBOR rate of 5.5% plus 100 basis points) and $90 million in assumed debt at a weighted average interest rate of 8.25%.

      (i.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 18.3%.

                           HIGHWOODS PROPERTIES, INC
       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                                                                                     CENTURY CENTER
                                                                   CROCKER                               1996         AND ANDERSON
                                              HISTORICAL (A)   TRANSACTION (B)   EAKIN & SMITH (C)   OFFERINGS (D)    TRANSACTIONS
REVENUE:
  Rental property...........................     $130,848          $47,892            $ 3,000           $    --         $ 27,128(e)
  Other Income..............................        7,078           (1,424)               512                --
                                                  137,926           46,468              3,512                --           27,128
OPERATING EXPENSES:
  Rental property...........................       35,313           15,709                957                --           18,218(e)
  Depreciation and amortization.............       22,095            9,048                453                --            5,722(f)
  INTEREST EXPENSE
    Contractual.............................       24,699           13,048              1,207            (4,504)          10,861(g)
    Amortization of deferred financing
      costs.................................        1,911              374                 --             1,059               --
                                                   26,610           13,422              1,207            (3,445)          10,861
  General and administrative................        5,666              271                200                --               --
    Income before minority interest.........       48,242            8,018                695             3,445           (7,673)
  Minority interest.........................       (6,782)              --                 --                --               --
  Income before extraordinary item and
    dividends on preferred shares...........       41,460            8,018                695             3,445           (7,673)
  Dividends on 8 5/8% Series A
    Redeemable Preferred Shares.............           --               --                 --                --               --
  Net Income available for common
    shareholders before extraordinary
    item....................................     $ 41,460          $ 8,018            $   695           $ 3,445         $ (7,673)
  Net income per common share...............     $   1.59
  Weighed average shares....................       26,111

                                                                   ACP               1997
                                                  OTHER         PORTFOLIO          PENDING           PRO FORMA
                                              OFFERINGS (H)   HISTORICAL (I)   ACQUISITIONS (J)     ADJUSTMENTS      PRO FORMA
REVENUE:
  Rental property...........................    $      --        $ 59,513          $ 13,689           $  3,605(k)    $ 285,675
  Other Income..............................           --           1,615               300                 --           8,081
                                                       --          61,128            13,989              3,605         293,756
OPERATING EXPENSES:
  Rental property...........................           --          32,195             6,388                 --         108,780
  Depreciation and amortization.............           --              --                --             12,025(l)       49,343
  INTEREST EXPENSE
    Contractual.............................       (7,421)             --                --             17,768(m)       55,658
    Amortization of deferred financing
      costs.................................           --              --                --                 --           3,344
                                                   (7,421)             --                --             17,768          59,002
  General and administrative................           --              --                --                              6,137
    Income before minority interest.........        7,421          28,933             7,601            (26,188)         70,494
  Minority interest.........................           --              --                --             (6,118)(n)     (12,900)
  Income before extraordinary item and
    dividends on preferred shares...........        7,421          28,933             7,601            (32,306)         57,594
  Dividends on 8 5/8% Series A
    Redeemable Preferred Shares.............      (10,781)             --                --                 --         (10,781)
  Net Income available for common
    shareholders before extraordinary
    item....................................    $  (3,360)       $ 28,933          $  7,601           $(32,306)      $  46,813
  Net income per common share...............                                                                         $    1.04
  Weighed average shares....................                                                                            45,037

                           HIGHWOODS PROPERTIES, INC.

             NOTES TO PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1996:

      (a.) the acquisition of 70 properties and the business operations of Crocker Realty Trust, Inc. and its affiliates (the "Crocker Transaction");

      (b.) the acquisition of seven properties and 18 acres of development land, a 103,000-square foot suburban office development project and the business operations of Eakin & Smith, Inc. (collectively, the "Eakin & Smith Transaction");

      (c.) the Company's 1996 offerings including: (i) $100 million of 6 3/4%
           Notes due December 1, 2003 and $110 million of 7% Notes due December 1, 2006, (ii) $125 million of 8 5/8% Series A Cumulative Redeemable Preferred Shares, (iii) 2,250,000 shares of Common Stock at $29.50 per share and (iv) 1,093,577 shares of Common Stock at prices of $29.16, $29.01, and $28.86 for 137,198, 344,753 and 611,626 shares, respectively (collectively, the "1996 Offerings");

      (d.) the completion of the Anderson and Century Center Transactions,

      (e.) the completion of the Other Offerings;

      (f.) the completion of the Merger;

      (g.) the completion of the 1997 Pending Acquisitions; and

      (h.) the completion of the Offering.

     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company as of June 30, 1997, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, the unaudited financial statements and related notes of the Company included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included herein.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

      (a.) Represents the Company's historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996.

      (b.) Reflects the historical operations of Crocker Realty Trust, Inc.
           adjusted on a pro forma basis for interest expense, depreciation expense and other items, for the period of time during 1996 prior to its acquisition by the Company.

      (c.) Reflects the historical operations of Eakin & Smith, adjusted on a pro forma basis for interest expense, depreciation expense and other items, for the period of time during 1996 prior to its acquisition by the Company.

      (d.) Reflects the pro forma effects of the 1996 Offerings.

      (e.) Reflects the historical statement of operations of Century Center and Anderson Properties for the year ended December 31, 1996.

      (f.) Reflects the estimated depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years.

                           HIGHWOODS PROPERTIES, INC.

      (g.) Reflects the estimated interest expense on the assumed mortgages and notes payable at an average interest rate of 7.15% assumed in the Century Center Transaction and 8.78% for those assumed in the Anderson Transaction and incremental borrowings under the Revolving Loan at an average interest rate of 7%.

      (h.) Reflects the pro forma effects of the Company's Other Offerings.

      (i.) Represents the historical statement of operations of the ACP
           Portfolio, for the year ended December 31, 1996, the historical statement of operations from January 1, 1996 to the date of acquisition of the properties that were acquired by ACP in 1996 and the historical statement of operations for the 12 months ended December 31, 1996 of the properties that were acquired by ACP in 1997.

      (j.) Reflects the historical results of operations of 1997 Pending
           Acquisitions for the year ended December 1996.

      (k.) Reflects incremental rental revenue for significant leases signed during 1997 related to buildings acquired that were owner-occupied prior to December 31, 1996.

      (l.) Represents the net adjustment of depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process. Building depreciation is computed on a straight-line basis using an estimated life of 40 years.

     (m.) Represents the net adjustment to interest expense to reflect interest costs on $391 million in borrowings under the Revolving Loan at an assumed rate of 6.5% capped (the effective interest rate based on a 30-day LIBOR rate of 5.5% plus 100 basis points) and $90 million in assumed debt at a weighted average interest rate of 8.25%.

      (n.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 18.3%.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
HIGHWOODS PROPERTIES, INC.

     We have audited the accompanying combined statement of revenue and certain operating expenses of the Associated Capital Properties Portfolio (as described in Note 1) for the year ended December 31, 1996. This combined statement of revenue and certain operating expenses is the responsibility of the management of the Associated Capital Properties Portfolio. Our responsibility is to express an opinion on the combined statement of revenue and certain operating expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 for real estate operations acquired by Highwoods Properties, Inc. and is not intended to be a complete presentation of the revenue and expenses of the property and may not be comparable to those resulting from the proposed future operations of the property.

     In our opinion, the combined statement of revenue and certain operating expenses presents fairly, in all material respects, the combined revenue and certain operating expenses, as defined above, of the Associated Capital Properties Portfolio for the year ended December 31, 1996 in conformity with generally accepted accounting principals.

COOPERS & LYBRAND LLP
Memphis, Tennessee
September 12, 1997

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

         COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
          AND THE (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1997 (NOTE 1)
                                 (IN THOUSANDS)

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                                                        1996      JUNE 30, 1997
                                                                                                                   (UNAUDITED)
Revenue:
  Rental............................................................................................   $50,026       $30,115
  Tenant reimbursements.............................................................................     9,487         4,576
  Other.............................................................................................     1,615           998
     Total revenue..................................................................................    61,128        35,689
Certain operating expenses:
  Property operating and maintenance................................................................    22,831        11,238
  Property management...............................................................................     2,270         1,419
  Real estate taxes.................................................................................     5,660         3,116
  Insurance.........................................................................................       668           314
  Ground rent.......................................................................................       766           362
     Total certain operating expenses...............................................................    32,195        16,449
  Excess of revenue over certain operating expenses.................................................   $28,933       $19,240

See accompanying notes to statements of revenue and certain operating expenses.

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

     NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     The accompanying combined statements of revenue and certain operating expenses include the combined operations of certain commercial office properties (the "ACP Portfolio") located in Florida which are to be acquired from Associated Capital Properties, Inc. and its affiliates ("ACP"). The properties are to be acquired by Highwoods Properties, Inc. ("Highwoods" or the "Company") pursuant to a Master Agreement of Merger and Acquisition between Highwoods and ACP dated August 27, 1997.

     The ACP Portfolio consists of 77 office properties with approximately 5.4 million rentable square feet located in the Jacksonville, Orlando, South Florida, Tampa and Ft. Myers markets.

  BASIS OF PRESENTATION

     Associated Capital Properties Portfolio is not a legal entity but rather a combination of the operations of certain properties to be acquired by the Company. The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired by the Company. The accompanying statements were prepared on a combined basis as the properties being acquired are under common control or management and are being acquired under a single agreement of merger and acquisition.

     The accompanying statements are not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the ACP Portfolio have been excluded. Excluded expenses consist of interest, depreciation and amortization and general and administrative costs.

  REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the terms of the related leases.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  UNAUDITED INTERIM STATEMENT

     In the opinion of management, the unaudited combined financial statement for the six months ended June 30, 1997 reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results of the respective interim period. The revenue and certain operating expenses for the interim period is not necessarily indicative of the ACP Portfolio's future revenue and certain operating expenses for a full year.

  PROPERTY MANAGEMENT

     Property management expenses include the direct property management costs incurred by ACP and, for periods prior to ACP management, the fees charged by third-party property managers.

                    ASSOCIATED CAPITAL PROPERTIES PORTFOLIO

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING
                             EXPENSES -- CONTINUED

NOTE 2. LEASES

     Office space in the ACP Portfolio is generally leased to tenants under lease terms that provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

     The future minimum lease payments to be received under the existing operating leases as of December 31, 1996 are as follows (in thousands):

1997..........................................................................   $ 46,244
1998..........................................................................     37,551
1999..........................................................................     30,489
2000..........................................................................     23,925
2001..........................................................................     17,306
Thereafter....................................................................     68,871

     The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

     Certain properties were substantially occupied by their former owners. The accompanying combined statements of revenues and certain operating expenses does not include any imputed revenues from the former owners up through the dates of acquisition by ACP.

     The following is a summary of these properties and the approximate annual rental rate under lease agreements with the former owner occupants:

                                                                              APPROXIMATE
                                                                  DATE          ANNUAL
PROPERTY NAME                                                   ACQUIRED        RENTAL
Fireman's Fund Building                                       October 1996    $  485,000
Independent Square                                              April 1997     2,160,000
Campus Crusade                                                    May 1997       900,000
Gray Street                                                       May 1997        60,000

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
HIGHWOODS PROPERTIES, INC.

     We have audited the accompanying combined statement of revenue and certain operating expenses of the 1997 Pending Acquisitions (as described in Note 1) for the year ended December 31, 1996. This combined statement of revenue and certain operating expenses is the responsibility of the owners and property management of the 1997 Pending Acquisitions. Our responsibility is to express an opinion on the statement of revenue and certain operating expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, for real estate operations acquired by Highwoods Properties, Inc. and is not intended to be a complete presentation of the revenue and expenses of the properties and may not be comparable to those resulting from the proposed future operations of the properties.

     In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain operating expenses, as described in Note 1, of the 1997 Pending Acquisitions for the year ended December 31, 1996, in conformity with generally accepted accounting principals.

COOPERS & LYBRAND LLP
Memphis, Tennessee
September 12, 1997

                           1997 PENDING ACQUISITIONS

         COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
          AND THE (UNAUDITED) SIX MONTHS ENDED JUNE 30, 1997 (NOTE 1)
                                 (IN THOUSANDS)

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                                                        1996      JUNE 30, 1997
                                                                                                                   (UNAUDITED)
Revenue:
  Rental............................................................................................   $11,676       $ 6,262
  Tenant reimbursements.............................................................................     1,868           977
  Parking...........................................................................................       145            66
  Other.............................................................................................       300            71
     Total revenue..................................................................................    13,989         7,376
Certain operating expenses:
  Property operating and maintenance................................................................     3,960         1,965
  Property management...............................................................................       615           333
  Real estate taxes.................................................................................     1,545           784
  Insurance.........................................................................................       268           134
     Total certain operating expenses...............................................................     6,388         3,216
  Excess of revenue over certain operating expenses.................................................   $ 7,601       $ 4,160

See accompanying notes to statement of revenue and certain operating expenses.

                           1997 PENDING ACQUISITIONS

         NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING
                             EXPENSES -- CONTINUED

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     The accompanying combined statements of revenue and certain operating expenses include the combined operations of certain commercial office properties located in Florida that are pending acquisition in 1997 (the "1997 Pending Acquisitions") by Associated Capital Properties, Inc. and its affiliates ("ACP") from third parties. The properties are to be acquired by Highwoods Properties, Inc. ("Highwoods" or the "Company") pursuant to a Master Agreement of Merger and Acquisition between Highwoods and ACP dated August 27, 1997.

     The 1997 Pending Acquisitions consist of 7 office properties with approximately 1.0 million rentable square feet located in the Orlando and South Florida markets.

  BASIS OF PRESENTATION

     The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired by the Company. The accompanying statements were prepared on a combined basis as they are to be acquired by Highwoods pursuant to a single agreement of merger and acquisition. There are no interproperty accounts to be eliminated. The accompanying statements are not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the 1997 Pending Acquisitions have been excluded.

  REVENUE RECOGNITION

     Rental revenue is recognized on a straight-line basis over the terms of the related leases.

  PROPERTY MANAGEMENT

     Property management expenses include fees charged by third parties under property management agreements.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  UNAUDITED INTERIM STATEMENT

     In the opinion of management, the unaudited combined financial statement for the six months ended June 30, 1997 reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the results of the respective interim period. The revenue and certain operating expenses for the interim period are not necessarily indicative of the 1997 Pending Acquisitions' future revenue and certain operating expenses for a full year.

NOTE 2. LEASES

     Office space in the 1997 Pending Acquisitions is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

     The future minimum lease payments to be received under the existing operating leases as of December 31, 1996 are as follows (in thousands):

1997...........................................................................   $11,055
1998...........................................................................     9,189
1999...........................................................................     6,900
2000...........................................................................     4,799
2001...........................................................................     3,527
Thereafter.....................................................................    13,006

     The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.